SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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CAMDEN NATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

Registrant

(Name of Person(s) Filing Proxy Statement)

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Dear Shareholders:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation (the “Company”), to be held on Tuesday, May 4, 2004, at 3:00 p.m., local time, at the Camden National Corporation Service Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting”). The Notice of Annual Meeting, Proxy Statement and Proxy Card are enclosed, as is the Company’s 2003 Summary Annual Report.

At the Annual Meeting, you will be asked to elect two (2) directors to the Company’s Board of Directors for three-year terms. In addition, you will be asked to ratify the selection of Berry, Dunn, McNeil and Parker, as the Company’s independent public accountant for 2004, and to consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Company’s Board of Directors recommends that you vote “FOR” the election of each nominee to the Board of Directors listed in the Proxy Statement and “FOR” the selection of Berry, Dunn, McNeil and Parker as the Company’s independent public accountant for 2004.

Your vote is extremely important. Therefore, even if you do not plan to attend the Annual Meeting in person, we ask that you complete, sign and return your completed Proxy Card in the enclosed envelope as soon as possible and, in any case, no later than 5:00 p.m., local time, on Monday, May 3, 2004. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously returned your Proxy Card.

As always, your continued support is greatly appreciated.

Sincerely,

Rendle A. Jones

Chairman of the Board

Robert W. Daigle

President and Chief Executive Officer

April 1, 2004

Notice of Annual Meeting of Shareholders

To be held May 4, 2004

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders of Camden National Corporation, a Maine corporation, (the “Company”) will be held on Tuesday, May 4, 2004 at 3:00 p.m., local time, at the Camden National Corporation Service Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 (together with any adjournments or postponements thereof, the “Annual Meeting”) for the following purposes:

1.	To elect two directors. The Company’s Board of Directors has nominated each of Theodore C. Johanson and Richard N. Simoneau, CPA, to serve as directors of the Company until the 2007 annual meeting and until their respective successors are duly elected and qualified;

2.	To ratify the selection of Berry, Dunn, McNeil and Parker, as the Company’s independent public accountant for 2004; and

3.	To consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 15, 2004 as the record date for determining the shareholders of the Company entitled to receive notice of and to vote at the Annual Meeting (the “Record Date”). Only shareholders of record of the Company’s common stock at the close of business on the Record Date are entitled to receive notice of and to vote at the Annual Meeting. The Company will make available for inspection by any shareholder a list of shareholders entitled to receive notice of and to vote at the Annual Meeting during ordinary business hours at the Company’s principal office, located at Two Elm Street, Camden, Maine 04843, for ten days prior to the Annual Meeting. Only business within the purposes described in this notice may be conducted at the Annual Meeting.

The Board of Directors unanimously recommends that you vote “FOR” each of the two nominees as directors on the Company’s Board of Directors and “FOR” the selection of Berry, Dunn, McNeil and Parker as the Company’s independent public accountant for 2004.

The Board of Directors requests that you complete, sign and date the enclosed Proxy Card and mail it promptly in the enclosed postage-paid envelope. Any proxy that you deliver may be revoked prior to the Annual Meeting by a writing delivered to the Company, Attention: Arthur E. Strout, Secretary, Two Elm Street, Camden, Maine 04843, stating that your proxy is revoked or by delivering a later dated proxy. Shareholders of record of the Company’s common stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed Proxy Card.

By Order of the Board of Directors

Arthur E. Strout

Secretary

April 1, 2004

PROXY STATEMENT

Annual Meeting of Shareholders

to be held May 4, 2004

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Camden National Corporation, a Maine corporation (the “Company”), for use at the 2004 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 4, 2004 at 3:00 p.m., local time, at the Camden National Corporation Service Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 and any adjournments or postponements thereof (the “Annual Meeting”). Only shareholders of record as of March 15, 2004 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each share is entitled to cast one vote for each of the two nominees to the Company’s Board of Directors and to cast one vote on each of the other matters to be voted on at the Annual Meeting. Cumulative voting is not permitted. As of the Record Date, 7,737,023 shares of the Company’s common stock, no par value (“Common Stock”), were outstanding and entitled to vote at the Annual Meeting.

The Company will bear the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited personally or by telephone or telegraph by the Company’s directors and officers who will not be specially compensated for such solicitation. The Company has engaged American Stock Transfer and Trust Company (“AST&T”), its transfer agent, to solicit proxies held by brokers and nominees for a fee of $300 plus reimbursement for reasonable out-of-pocket expenses in the solicitation of proxies. Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward these soliciting materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses of doing so. AST&T’s transfer books will remain open between the Record Date and the date of the Annual Meeting.

The Notice of Annual Meeting, Proxy Statement and Proxy Card were first mailed to the Company’s shareholders on or about April 1, 2004 to solicit proxies for the Annual Meeting. Any shareholder giving a proxy has the right to revoke it at any time before it is exercised; therefore, the delivery of an executed Proxy Card will not in any way affect a shareholder’s right to attend the Annual Meeting and vote in person. Revocation may be made prior to the Annual Meeting by written revocation or duly executed Proxy Card bearing a later date sent to the Company, Attention: Arthur E. Strout, Secretary, Two Elm Street, Camden, Maine 04843; or a proxy may be revoked personally at the Annual Meeting by written notice to the Secretary at the Annual Meeting prior to the voting of the proxy. In the absence of specific instructions to the contrary, shares represented by properly executed proxies received by the Company, including unmarked proxies, will be voted to (a) elect the nominees to the Company’s Board of Directors described herein, (b) ratify the selection of Berry, Dunn, McNeil and Parker as the Company’s independent public accountant for 2004 and (c) consider and act upon such other business, matters or proposals as may properly come before the Annual Meeting.

The holders of one third of the total number of outstanding shares of Common Stock, present in person or by proxy, are required for a quorum at the Annual Meeting. There were 7,737,023 shares of Common Stock outstanding as of the Record Date. If a quorum is present at the Annual Meeting, a simple majority of shares voted is required to elect each of the two directors and to ratify the selection of Berry, Dunn, McNeil and Parker as the Company’s independent public accountant for 2004. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not for purposes of voting with respect to determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the Proxy Card that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present for purposes of determining a quorum but not for purposes of voting with respect to that matter.

PRINCIPAL SHAREHOLDERS

As of the Record Date, there were 7,737,023 shares of Common Stock outstanding, held of record by approximately 989 shareholders. Only shareholders of record as of the Record Date shall be entitled to vote at the Annual Meeting and each share is entitled to one vote.

The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than five percent of Common Stock, (ii) each current director of the Company and each nominee for director on the Company’s Board of Directors, (iii) the Company’s named executive officers (as defined on page 8, under the heading “Executive Compensation”), and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated below, each of the Company’s directors, executive officers and shareholders owning more than five percent of Common Stock has sole voting and investment power with respect to all shares of stock beneficially owned by him or her as set forth opposite his or her name.

	Number of Shares Held		Percentage of Shares Outstanding
5% or Greater Shareholders:

Kenneth C. & Prudence G. Dickey P.O. Box 188 Camden, Maine 04843	648,361		8.38%

Directors, Nominees and named executive officers:

Laurel J. Bouchard	4,750	(1)	*
Ann W. Bresnahan	23,940	(2)	*
Joanne T. Campbell	4,750	(3)	*
Robert J. Campbell	24,000		*
Robert W. Daigle	32,374	(4)	*
Gregory A. Dufour	11,750	(5)	*
Ward I. Graffam	2,922		*
Rendle A. Jones	384,389	(6)	4.97%
John W. Holmes	9,000		*
Theodore C. Johanson	14,960	(7)	*
Michael A. McAvoy	10,000	(8)	*
Winfield F. Robinson	49,753	(9)	*
Richard N. Simoneau, CPA	21,365	(10)	*
Arthur E. Strout	97,330	(11)	1.26%

All nominees, continuing directors and executive officers as a group (15 persons):	699,533		8.99%

*	Less than 1%.
(1)	Includes 4,350 shares underlying stock options exercisable within 60 days.
(2)	Includes 5,940 shares over which voting and dispositive power are shared jointly with Ms. Bresnahan’s spouse.
(3)	Includes 4,500 shares underlying stock options exercisable within 60 days.
(4)	Includes 20,000 shares underlying stock options exercisable within 60 days. Also includes 400 shares owned by Mr. Daigle’s spouse, as to which Mr. Daigle disclaims any beneficial interest and 10,000 shares over which voting and dispositive power are shared jointly with Mr. Daigle’s spouse.
(5)	Includes 5,000 shares underlying stock options exercisable within 60 days.
(6)	Includes 333,885 shares owned by various trusts of which Mr. Jones acts as trustee, as to which shares he disclaims any beneficial interest. Also includes 1,950 shares owned by Mr. Jones’ spouse, as to which Mr. Jones disclaims any beneficial interest.
(7)	Includes 2,272 shares underlying stock options exercisable within 60 days.
(8)	Includes 10,000 shares over which voting and dispositive power are shared jointly with Mr. McAvoy’s spouse.
(9)	Includes 33,193 shares owned by Mr. Robinson’s spouse, as to which Mr. Robinson disclaims any beneficial interest.
(10)	Includes 125 shares owned by Mr. Simoneau’s spouse, as to which Mr. Simoneau disclaims any beneficial interest.
(11)	Includes 61,336 shares owned by an estate of which Mr. Strout acts as executor, as to which shares Mr. Strout disclaims any beneficial interest.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Section 16 Persons”) to file initial reports of ownership and reports of changes of ownership with the Securities Exchange Commission (“Commission”) and the American Stock Exchange. Section 16 Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. During the period January 1, 2003 through December 31, 2003, to the Company’s knowledge, Robert J. Campbell, Robert W. Daigle, Rendle A. Jones, Winfield F. Robinson, and Arthur E. Strout, failed, through administrative error, to timely report phantom stock transactions related to the Director Deferred Compensation program, which has since been corrected. During this same period, Winfield F. Robinson failed to report timely a gift of shares. To the Company’s knowledge, based solely on a review of copies of such reports and written representations, all other filings required to be made by the Section 16 Persons during the fiscal year ended December 31, 2003, were made on a timely basis.

PROPOSAL 1 - ELECTION OF DIRECTORS

Directors and Executive Officers

The Company’s Board of Directors currently consists of 10 members and is divided into three categories. The Board of Directors currently has an open Board position, for which the Governance Committee is in the process of identifying a qualified candidate to recommend to the Board of Directors for consideration. Directors serve for three-year terms with only one category of directors being elected by the Company’s shareholders at each annual meeting. At the Annual Meeting, two directors will be elected to serve until the 2007 annual meeting of shareholders and until each such director’s successor is duly elected and qualified. Pursuant to the rules of the American Stock Exchange, the Governance Committee has nominated Theodore C. Johanson and Richard N. Simoneau, CPA, for election as directors. For more information on our nomination procedures, see the description of our Governance Committee contained later in this Proxy Statement. The proxies will be voted, unless authority to do so is expressly withheld, in favor of the two nominees nominated by the Board of Directors. The Board of Directors recommends voting “FOR” the election of each nominee as director of the Company.

Set forth below is a list of the nominees for director of the Company, including their age and positions with the Company and its subsidiaries (i.e. Camden National Bank, UnitedKingfield Bank, and Acadia Trust, N.A.), each as of December 31, 2003.

Nominees	Age	Position with the Company	Current Term of Directorship	Positions with Subsidiaries
Theodore C. Johanson	66	Director	2004	Director, UnitedKingfield Bank

Richard N. Simoneau, CPA	68	Director	2004	Director, Camden National Bank

Set forth below is a list of the Company’s Directors not currently standing for election to the Board of Directors and the executive officers of the Company, including their age and positions with the Company and its subsidiaries (i.e., Camden National Bank, UnitedKingfield Bank, and Acadia Trust, N. A.), each as of December 31, 2003.

Other Directors and Officers	Age	Position with the Company	Term of Directorship	Positions with Subsidiaries
Ann W. Bresnahan	52	Director	2006	Director, Camden National Bank

Robert J. Campbell	55	Director	2005	Director, Acadia Trust, N.A.

Robert W. Daigle	54	Director, President & Chief Executive Officer	2006	Director, Camden National Bank Director, UnitedKingfield Bank Director & Chairman, Acadia Trust, N.A.

Ward I. Graffam	63	Director	2005	Director, Acadia Trust, N.A.

John W. Holmes	58	Director	2005	Director, Camden National Bank

Rendle A. Jones	61	Director & Chairman	2006	Director & Chairman, Camden National Bank Director, UnitedKingfield Bank

Winfield F. Robinson	66	Director	2005	Director & Chairman UnitedKingfield Bank

Arthur E. Strout	68	Director	2006	Director, Camden National Bank Director, Acadia Trust, N.A.

Laurel J. Bouchard	48	Chief Administrative Officer	—	—

Joanne T. Campbell	41	Senior Vice President Compliance, Audit & CRA	—	—

Gregory A. Dufour	43	Chief Banking Officer	—	President & Chief Operating Officer, Camden National Bank Director, Camden National Bank

Michael A. McAvoy	57	Chief Credit Officer	—	—

Susan M. Westfall	47	Vice President, Clerk & Corporate Controller	—	—

All of the executive officers listed above will hold office at the discretion of the Company’s Board of Directors. There are no arrangements or understandings between any of the directors, or officers or any other persons pursuant to which any of the above directors have been selected as directors, or any of the above officers have been selected as officers. There are no “family relationships” among the above directors and officers, as that term is defined by the Securities and Exchange Commission.

The principal occupation and business experience for at least the last five years of each executive officer, director, and nominee for director is set forth below. None of the organizations in the descriptions below except Camden National Bank, UnitedKingfield Bank, and Acadia Trust, N. A., are affiliated with the Company.

Nominees for Election as Directors

Theodore C. Johanson. Previously a Director of KSB Bancorp, Inc. (“KSB”), Mr. Johanson became a Director of the Company concurrent with its acquisition of KSB in December 1999. Mr. Johanson was a Director of KSB and Kingfield Savings Bank from October 1996 until the Company acquired KSB in December 1999 and Kingfield Savings Bank’s merger with United Bank in February 2000, at which time Mr. Johanson became a Director of UnitedKingfield Bank. Mr. Johanson is currently the Managing Director of Harbor Wharf, LLC. Formerly, Mr. Johanson was the President of Falcon Shoe Company in Lewiston, Maine from 1963 until 2000.

Richard N. Simoneau, CPA. Mr. Simoneau has been a Director of the Company and Camden National Bank since 1984 and 1978, respectively, and was a director of Trust Company of Maine, Inc. from January 1998 until its merger with Acadia Trust, N.A. on January 1, 2003. Mr. Simoneau was a partner in Simoneau & Norton, Masters & Alex, CPA, P.A., in Rockland, Maine from 1999 until he retired January 1, 2004, and was previously a partner in Simoneau & Norton, CPA, P.A., from 1983 to 1998. From 1990 to 1993, Mr. Simoneau was also a Director of Associated Grocers of Maine.

Continuing Directors

Ann W. Bresnahan. Ms. Bresnahan has been a Director of the Company and Camden National Bank since 1990. She has been a full-time volunteer and civic leader since 1970.

Robert J. Campbell. Mr. Campbell joined the Company’s Board of Directors in November 1999. He has also been a Director of Acadia Trust, N.A. since its acquisition in July 2001. He has been a partner in the investment management firm of Beck, Mack & Oliver in New York, New York since 1991.

Robert W. Daigle. Mr. Daigle is President and Chief Executive Officer of the Company. He has been a Director of the Company and Camden National Bank since 1996, after being named President and Chief Executive Officer of Camden National Bank effective January 8, 1996, a position he held until January 1, 2004. Mr. Daigle was also a Director of Trust Company of Maine, Inc. until its merger with Acadia Trust, N.A. on January 1, 2003. In October 2003, he became a Director of Acadia Trust, N.A. and currently serves as Chairman. Mr. Daigle was a Director of United Bank from June 1999 until its merger with Kingfield Savings Bank in February 2000, at which time he became a Director of UnitedKingfield Bank.

Ward I. Graffam. Mr. Graffam joined the Company’s Board of Directors in November 1999. He has also been a Director of Acadia Trust, N.A. since its acquisition in July 2001. Mr. Graffam is a former co-owner of Wayfarer Marine Corporation in Camden, Maine. In conjunction with his law practice specializing in corporate law and strategy, he consults with and is on the Board of various national and international companies. Previously, Mr. Graffam spent 30 years in various legal and executive positions with Unum Corporation, the most recent of which was as President and Managing Director of UNUM European Holding Company.

Rendle A. Jones. Mr. Jones has been a Director of the Company and Camden National Bank since 1988, and became Chairman of the Company in 1998 and Chairman of Camden National Bank in 1999. Mr. Jones was a Director of United Bank from 1996 until its merger with Kingfield Savings Bank in February 2000, at which time he became a Director of UnitedKingfield Bank. Mr. Jones is a partner in the law firm of Harmon, Jones, Sanford, & Elliott, LLP in Camden, Maine, where he has worked since 1968. He is also a partner in the following entities: Fuller, Jones & Stivers, financial advisors; and Washington Street Associates, real estate rentals. Mr. Jones is also General Counsel to the Company.

John W. Holmes. Mr. Holmes has been a Director of the Company and Camden National Bank since 1988. Mr. Holmes is also President and majority owner of Consumers Fuel Company in Belfast, Maine, a position he has held since 1977.

Winfield F. Robinson. Previously Chairman and a Director of KSB, Mr. Robinson became a Director of the Company concurrent with its acquisition of KSB in December 1999. Mr. Robinson served as Chairman of the Board of KSB since its formation in 1993. He also served as a Director of Kingfield Savings Bank from 1976 and was elected its Chairman of the Board in 1986 until the Company acquired KSB in December 1999. Upon the merger of Kingfield Savings Bank with United Bank in February 2000, Mr. Robinson became a Director and Chairman of UnitedKingfield Bank. Mr. Robinson is currently President of Flagstaff Ventures LLC. Formerly Mr. Robinson was President of Timber Resource Group LLC, a forest products firm based in Farmington, Maine from 1998 until 2002.

Arthur E. Strout. Mr. Strout has been a Director of the Company and Camden National Bank since 1984 and 1979, respectively. He has also been a Director of Acadia Trust, N.A. since October 2003. He is an attorney in the law firm of Strout & Payson, P.A., in Rockland, Maine, where he has worked since 1971.

Executive Officers

Laurel J. Bouchard. Ms. Bouchard joined the Company in May 1999 as Vice President Corporate Sales and Marketing and was promoted to Senior Vice President, Corporate Administration in January 2001 and then to Chief Administrative Officer in January 2004. Prior to joining the Company, Ms. Bouchard worked 17 years for Fleet Bank, in the most recent of which was the position of Senior Vice President and District Manager.

Joanne T. Campbell. Ms. Campbell has been Senior Vice President responsible for Corporate Compliance, Audit & CRA since June 2002. She joined the Company in January 2000 as Vice President & Residential Real Estate Administration Officer and was promoted to Senior Vice President in January 2001. Prior to joining the Company, she had been Vice President & Residential Real Estate Administration Officer for Camden National Bank from 1996 until the position was moved to the Company on January 1, 2000. From 1994 until joining the Company, she was a Regional Sales Manager for Salem Five Mortgage Company.

Gregory A. Dufour. Mr. Dufour was named Chief Banking Officer of the Company and President & Chief Operating Officer of Camden National Bank in January 2004. Prior to that, he had been Senior Vice President Finance, Operations and Technology since September 2002. He joined the Company in April 2001 as Senior Vice President of Finance. Prior to joining the Company, Mr. Dufour was Managing Director of Finance and a member of the Executive Operating Group for IBEX Capital Markets in Boston, Massachusetts. In addition to his experience at IBEX, Mr. Dufour held various financial management positions with FleetBoston Corporation and its affiliates including Vice President and Controller of Debt Capital Markets, Controller of Investment Banking and Banking Group Controller.

Michael A. McAvoy. Mr. McAvoy joined the Company as Senior Vice President and Senior Risk Management Officer in January 2002 and was promoted to Chief Credit Officer in January 2004. Prior to that, he had been with Camden National Bank since March 1994, most recently as Senior Vice President and Senior Loan Officer. Prior to joining Camden National Bank, he held a senior lending position at Island National Bank and Trust Company in West Palm Beach, Florida.

Susan M. Westfall. Ms. Westfall has been Vice President and Corporate Controller of the Company since 1996, and in 1997 Ms. Westfall’s responsibilities were expanded to include those of Clerk of the Company. She was with Camden National Bank from 1979 until her position was moved to Company on January 1, 1996.

For a summary of the business experience and biographical information for Mr. Daigle, please see the “Nominees for Election as Directors” and “Continuing Directors” sections above.

Board of Directors and its Committees

Board of Directors. During the major portion of 2003, the Company was managed by a 10-member board, a majority of whom meet the independence standards established by the American Stock Exchange. The Board of Directors of the Company held 12 regular meetings, and one annual meeting during 2003. Each of the directors attended at least 75% of the total number of meetings of the Company’s Board and meetings of the committees of the Company Board that he or she was eligible to attend. It is our policy that all members of the Board of Directors attend the Annual Meeting of Shareholders in person, although we recognize that directors occasionally may be unable to attend for personal or professional reasons. We generally hold a meeting of the Board on the same date as the annual stockholder meeting. In 2003, all of directors attended the annual stockholder meeting in person with the exception of Robert J. Campbell, who was unable to attend.

The Company’s Board of Directors has standing audit, retirement plan administration, compensation, capital planning, and governance committees.

Audit Committee. The members of the Company’s Audit Committee consisted of Richard N. Simoneau, CPA, Chairman, Robert J. Campbell, and John W. Holmes. This committee met nine times during 2003. The Company’s Audit Committee receives and reviews reports on examinations and accounting audits of the Company, and works to ensure the adequacy of operating practices, procedures and controls. The Company’s Board of Directors has adopted a written charter for the Company’s Audit Committee, which has been included as Exhibit A to this Proxy Statement.

Retirement Plan Administration Committee. The members of the Company’s Retirement Plan Administration Committee consisted of John W. Holmes, Chairman, Robert W. Daigle, Ward I. Graffam, Theodore C. Johanson and Winfield F. Robinson. This committee reviews all matters relating to the retirement plans offered to the employees of the Company and each of its subsidiaries.

Compensation Committee. The Company’s Compensation Committee, which met five times during 2003, consisted of Ward I. Graffam, Chairman, John W. Holmes, Rendle A. Jones, Winfield F. Robinson and Richard N. Simoneau, CPA. None of the members of this committee served on a similar committee for any other company besides subsidiaries of the Company. The function of this committee is to oversee and review personnel relations, salary administration, training programs, officer selection, management succession and fringe benefits. The Compensation Committee operates under a written charter, a copy of which is available on the Company’s websites at www.camdennational.com and www.unitedkingfield.com.

Capital Planning. The Company’s Capital Planning Committee consisted of Robert J. Campbell, Chairman, Robert W. Daigle and Rendle A. Jones. This committee oversees capital adequacy for the Company and its affiliates and coordinates capital generation and deployment activities.

Governance Committee. The Governance Committee is responsible for making recommendations to the Board of Directors of persons to serve as directors of the Company and as chairmen and members of committees of the Board of Directors. The Governance Committee is also responsible for certain corporate governance practices, including the development of ethical conduct standards for our directors, officers and employees and an annual evaluation to determine whether the Board of Directors and its committees are functioning effectively. The Governance Committee operates under a written charter, a copy of which is available on the Company’s websites at www.camdennational.com and www.unitedkingfield.com.

The members of the Governance Committee are Rendle A. Jones, Chairman, Ward I. Graffam, Theodore C. Johanson and Arthur E. Strout, each of whom the Board of Directors has determined to be independent under the new listing standards adopted by the American Stock Exchange. The Governance Committee held four meetings during 2003.

The Governance Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management and stockholders. To date, our Governance Committee has not engaged any third parties to assist it in identifying candidates for the Board of Directors. The Governance Committee has not established specific minimum qualifications for recommended nominees. However, as a matter of practice, the Governance Committee evaluates recommended nominees for directors based on their integrity, judgment, independence, financial and business acumen, relevant experience, and their ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors. In general, the Governance Committee would expect to re-nominate incumbent directors who express an interest in continuing to serve on the Board.

Executive Compensation

The following table sets forth, for each of the Company’s last three fiscal years, the annual compensation awarded to the Company’s Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 during the year-ended December 31, 2003 (the “named executive officers”).

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Options(#)	All Other Compensation(3)
Name	Year	Salary (1)	Bonus (2)
Robert W. Daigle President and Chief Executive Officer	2003 2002 2001	$309,600 310,000 300,000	$182,400 100,000 29,145	— — —	$16,000 18,520 17,623
Gregory A. Dufour Chief Banking Officer	2003 2002 2001	$120,000 120,000 76,731	$75,000 36,000 12,711	— — 5,000	$7,920 8,931 43,632	(4)(5)
Michael A. McAvoy Chief Credit Officer	2003 2002 2001	$115,000 115,000 108,000	$75,000 34,500 21,027	— — —	$7,059 8,983 7,777
Laurel J. Bouchard Chief Administrative Officer	2003 2002 2001	$110,000 110,000 95,000	$65,000 32,000 14,548	— — —	$7,240 8,372 6,823
Joanne T. Campbell Senior Vice President Compliance, Audit & CRA	2003 2002 2001	$90,000 90,000 85,500	$50,000 25,200 13,593	— — —	$5,904 7,036 5,554

(1)	In addition to the base salaries, amounts disclosed in this column include (i) amounts deferred pursuant to the Company’s 401(k) Plan, which allows employees of the Company and its participating subsidiaries to defer up to 15% of their compensation, subject to applicable limitations in Section 401(k) of the Internal Revenue Code of 1986, as amended, (ii) amounts deferred pursuant to the Company’s non-qualified deferred compensation plan, which allows executive officers of the Company to defer up to 50% of base salary and 30% of incentive compensation and (iii) fees paid for service as directors.
(2)	Bonuses were earned under the Company’s Annual Incentive Compensation Program in the year indicated and paid early in the following year.
(3)	Includes matching contributions by the Company pursuant to the Company’s 401(k) Plan, a 2% profit sharing for 2003 and 3% for 2002 and 2001 contribution under the Company Profit Sharing Plan.
(4)	Includes a $10,000 signing bonus.
(5)	Includes relocation expenses of $27,774.

Stock Options and Similar Awards

The Company did not grant any stock options or other equity incentives to its named executive officers during 2003.

Aggregated Option Exercises in Fiscal Year 2003 and

Fiscal Year-End 2003 Option Values

Name	Shares Acquired On Exercise (#)	Value Realized($) (1)	Number of Securities Underlying Unexercised Option at Fiscal Year-End		Value of unexercised In-The-Money Options At Fiscal Year-End (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert W. Daigle	5,000	$47,750	20,000	—	$360,600	$—
Gregory A. Dufour	—	—	5,000	—	71,800	—
Michael A. McAvoy	10,000	96,700	—	—	—	—
Laurel J. Bouchard	150	836	4,350	—	52,113	—
Joanne T. Campbell	—	—	4,500	—	52,245	—

(1)	The “value realized” represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. The value realized is determined without considering any taxes, which may be owed.
(2)	The value of an option was determined by multiplying the number of shares of Common Stock that may be purchased under the option by the difference between the market price of $30.36 per share, which was the closing price of a share of Common Stock as reported on the American Stock Exchange on December 31, 2003, and the applicable exercise price.

Retirement Plans

The Company has a 401(k) plan whereby substantially all employees participate in the plan. Employees may contribute up to 15% of their compensation subject to certain limits based on federal tax laws. The Company makes matching contributions of up to 4% of their compensation and may make additional contributions subject to the discretion of the Board of Directors.

The Company also maintains a nonqualified, noncontributory, defined-benefit, supplemental executive retirement program (the “SERP”) for certain highly compensated employees. After September 1, 1999, participants in the SERP receive upon retirement a life annuity based on years of service (up to 25 years) times 65% of that participant’s average salary and bonus for the 36 months of employment by the Company during which the participant’s compensation was highest, reduced by the following amounts: (a) 50% of the participant’s projected primary Social Security benefits; (b) the portion of the participant’s benefits under the 401(k) plan arising from employer contributions; and (c) the participant’s benefits under any other incentive or retirement plan that may be instituted by the Company or its subsidiaries, excluding stock options and the incentive bonus plan. As of January 1, 2004 the years of service in the benefit calculation is unlimited with a total retirement benefit cap of 75%.

The SERP table on the following page illustrates annual retirement benefits payable from the SERP for life, assuming retirement in 2003 at age 65, for various levels of Final Average Compensation and Years of Service with the Company.

SERP TABLE

Final Average Compensation	Years of Service
	10	15	20	25	30	35
$125,000	$24,750	$25,000	$38,600	$41,750	$36,000	$29,500
150,000	30,600	34,000	48,500	52,500	44,500	37,000
170,000	35,275	41,850	56,250	60,750	51,700	42,750
200,000	42,275	53,400	68,600	74,500	63,000	52,000
225,000	48,000	63,000	78,600	86,000	72,800	60,000
250,000	54,000	73,000	89,000	97,500	83,100	68,000
300,000	66,425	92,500	109,000	120,500	103,800	86,000
400,000	92,500	131,500	149,200	166,500	145,000	122,000
450,000	105,500	151,000	169,000	189,500	165,800	140,200
500,000	118,500	170,500	204,000	212,600	186,500	158,300
600,000	144,400	209,500	256,000	288,500	228,000	195,000

The following table sets forth the number of years of credited service of the named executive officers listed in the Summary Compensation Table.

Credited Years of Service
Robert W. Daigle	7
Laurel J. Bouchard	4
Joanne T. Campbell	7
Gregory A. Dufour	2
Michael A. McAvoy	9

The SERP provides that in the event that (a) the Company is merged with another company, (b) the other company survives the merger, (c) the covered officer is not made an officer of the surviving company and (d) the surviving company does not assume the Company’s obligations under the SERP, then, the Company’s Board of Directors may authorize a payment to the covered officer in an amount to be determined in the discretion of the Company’s Board of Directors.

Director Compensation

Directors of the Company received a $500 monthly retainer, $400 for attendance at each regular meeting of the Board of Directors, and $200 for attendance at each meeting of a committee of the Board of Directors during 2003. In addition, the Chairman of the Company’s Board of Directors received an annual retainer of $5,000. No additional fees were paid for membership on or attendance at meetings of the Board of Directors or any committees of the Board of Directors. As of January 1, 2004 the fee schedule was increased with the Directors of the Company now receiving a $625 monthly retainer (audit committee chairman $775), $600 for attendance at each regular meeting of the Board of Directors, and $325 for attendance at each meeting of a committee (audit committee $500) of the Board of Directors. In addition, the Chairman of the Company’s Board of Directors receives an annual retainer of $7,500.

Director compensation is paid monthly to those directors who do not defer their compensation. Any director of the Company may defer up to 100% of his or her fees and retainer in any calendar year. If a director elects to defer his or her compensation, the Company automatically credits the deferred amounts to an account designated for such purposes for that director. Quarterly, the value of the deferred accounts are adjusted based on the current market value of the Company’s stock for those directors electing this option. Deferred director’s fees are paid to participants in a deferral plan, or their designated beneficiaries, upon their termination as a director.

Employment and Change of Control Agreements

Mr. Daigle. The Company and Camden National Bank have entered into an employment agreement with Mr. Daigle (the “executive”) for an initial term of five years, commencing May 4, 1999. At the expiration thereof, including any renewals, the employment agreement is extended automatically for additional five-year periods unless, within a specified time, any party to the employment agreement gives written notice to the other of such party’s election not to so extend the term of the employment agreement. Mr. Daigle signed a waiver of automatic renewal on February 3, 2004 and amicable discussions have been initiated regarding modification of some of the terms of his employment agreement.

The employment agreement provides, among other things, for (i) an annual base salary of $235,000, (ii) insurance and other benefits, and (iii) in the event of (A) termination by the executive for any reason after a change in control of the Company or Camden National Bank, or (B) termination of the executive by the Company or Camden National Bank without cause, aggregate payments (made according to the Company’s and Camden National Bank’s regular payroll schedule) equal to twice the executive’s annual salary then in effect, as well as continued insurance and benefits (except profit sharing) during such two-year period. Normal annual salary increases have resulted in a $300,000 base salary for Mr. Daigle in 2003.

The employment agreement includes a provision for termination of the executive for cause, whereupon payments and benefits cease. The employment agreement also includes certain non-solicitation and non-competition provisions, which extend for four years following the executive’s termination of employment.

Mr. Dufour. If within the first three years of Mr. Dufour’s employment with the Company, a change of ownership occurs whereby an outside party acquires majority stock control which results in his termination, the Company will pay, as it falls due, his salary for a period of one year from said date of termination.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Ward I. Graffam, Chairman, John W. Holmes, Rendle A. Jones, Winfield F. Robinson and Richard N. Simoneau, CPA. There were no compensation committee interlocks and no insider participation in compensation decisions during the year-ended December 31, 2003 that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934. Members of the Company’s Compensation Committee and their affiliates and families are borrowers from the Company’s subsidiaries. All loans and credit commitments to such persons were made in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features to the Company’s subsidiaries.

COMPENSATION COMMITTEE REPORT

The performance of the Company has a direct bearing on executive compensation for any given year. When the performance of the Company meets or exceeds its budgetary expectations, compensation is expected to be more generous than in years when the budgetary expectations have not been met. The Company’s Compensation Committee is aware that compensation must be set at a level that will enhance the Company’s competitiveness in its market areas. In addition, levels of compensation are also guided in large part by the Company’s need to attract and retain capable executives who can make a major contribution to the Company’s success. The Company’s Compensation Committee regularly reviews compensation surveys comparing the Company’s subsidiaries with comparable institutions in the State of Maine and with other institutions nationally in the Company’s subsidiary size performance characteristics grouping.

Compensation Program Components

Compensation is based on two primary components: (a) base salary and benefits, and (b) an executive incentive compensation program. Base salary and benefits (such as retirement and insurance programs) are intended to adequately reward officers and employees for capable performance within their respective job descriptions, consistent with keeping the Company competitive within its industry and market areas. Starting in 2002, the Company’s executive officers participated in a non-qualified executive incentive program that rewards these individuals based on the achievement of financial objectives, as determined by the compensation committee of the Board of Directors. Under this program, executive officers are eligible to receive payments ranging from 4% to 80% of annual salary, based upon achievement by the Company and its operating subsidiaries of specified financial goals. The following executive officers participate in the Company’s 401(k) compensation plan: Ms. Bouchard, Ms. Campbell, Mr. Daigle, Mr. Dufour, Mr. McAvoy, and Ms. Westfall. The following executive officers also participated in the Company’s non-qualified deferred compensation plan that allows for the deferral of up to 50% of the executive’s base salary and 30% of the executive’s incentive compensation: Ms. Campbell, Mr. Daigle, Mr. McAvoy and Ms. Westfall. The Company’s Compensation Committee considers the levels of executive compensation both reasonable and necessary for the Company to remain competitive in its industry and market areas.

Performance Measures

There are several performance measures used in evaluating the compensation of the Company’s executive officers. In addition to using state and national banking surveys, the Company considers specific performance of the executive officer. Each executive officer has an annual performance evaluation conducted by an individual in the next level of management, and the Company’s Compensation Committee reviews the performance of the Company’s Chief Executive Officer. The performance of the Company as a whole and the financial plan for the ensuing year in particular are guiding factors in establishing appropriate levels of executive officer compensation; however, other general factors such as the business climate and the evaluation of the executive officer, are also taken into consideration in determining appropriate levels of executive officer compensation. It is a central aim of the Company’s Compensation Committee to ensure that each of the Company’s executive officers is appropriately compensated for his or her contribution to the Company, knowing that the contribution directly affects the Company and its shareholders.

Stock Option Plan

An additional component of compensation for key Company employees is the award of options to purchase shares of Common Stock at fixed prices. The Company’s 1993 Stock Option Plan, as amended, which expired during 2003, is based on performance in that the options only have value if the market value of Common Stock increases. The Company awarded 6,000 options under this plan during 2003 to its employees (none at whom are considered named executive officers). The Company’s 2003 Stock Option and Incentive Plan, which expires in 2013, is based on performance in that the options only have value if the market value of Common Stock increases. The Company awarded 10,000 options under this plan during 2003 that have a five-year vesting schedule.

Compensation of the Chief Executive Officer

The Company’s Compensation Committee annually reviews the Chief Executive Officer’s existing compensation arrangements, the performance of the Company and the Chief Executive Officer, and the compensation of chief executive officers in other similar companies of comparable size and performance characteristics.

The compensation for the Company’s Chief Executive Officer is divided into three basic categories: (a) salary and benefits, (b) executive incentive compensation, and (c) director’s fees.

In past years the salary of the Company’s Chief Executive Officer has been increased based upon performance of the Company in those previous years. The salary level selected must be within the salary range for chief executive officers in other similar companies of comparable size and performance characteristics. The Company’s personnel department conducts a study of the salary ranges of chief executive officers in other similar companies of comparable size as shown by published compensation surveys, and provides its results to the Company’s Compensation Committee along with supporting data and a suggested salary range for the year. The base salary for the Company’s Chief Executive Officer for 2003 was level with 2002, based on the Company’s net profits for the 2002 fiscal year.

The second part of the compensation program for the Company’s Chief Executive Officer is based upon the executive incentive compensation program, which applies to all executive officers. The 2003 executive incentive compensation program resulted in a 61% increase of additional compensation for the Company’s Chief Executive Officer based on the achievement of financial objectives, as determined by the Compensation Committee of the Board of Directors at the beginning of 2003.

The third portion of the compensation program for the Company’s Chief Executive Officer is director’s fees, which fees are the same for all directors, excluding the Chairman. Starting in 2004, inside directors will not receive compensation for their role as a director.

The total compensation package for the Company’s Chief Executive Officer is competitive with the compensation programs provided by other similar companies of comparable size and performance characteristics. Moreover, the Company’s Compensation Committee believes that it has set compensation at levels that reflect the contributions the Company’s Chief Executive Officer has made toward the Company’s success and achievement of objectives.

Submitted by:	Ward I. Graffam, Chairman
John W. Holmes
Rendle A. Jones
Winfield F. Robinson
Richard N. Simoneau, CPA

AUDIT COMMITTEE REPORT

The Company’s Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements and financial disclosure controls as of and for the year ended December 31, 2003.

The Company’s Audit Committee also has discussed with the Company’s independent auditors the matters required to be discussed by the Auditing Standards Board of the American Institute of Certified Public Accountants’ Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Company’s Audit Committee has received and reviewed the written disclosures and the letter from the Company’s independent auditors, as required by the Independence Standards Board’s Independence Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has discussed with the independent auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Company’s Audit Committee recommended to the Board of Directors of the Company that the financials statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Each of the members of the Company’s Audit Committee is independent, as such term is defined under the listing standards of the American Stock Exchange as of December 31, 2003.

The Board of Directors has determined that the Company has at least one “audit committee financial expert” serving on its Audit Committee. Mr. Richard N. Simoneau, CPA, the Chairman of the Audit Committee, meets the criteria for an “audit committee financial expert” and is “independent” within the meaning of the rules adopted by the American Stock Exchange pursuant to the Sarbanes-Oxley Act of 2002.

During the year ended December 31, 2003, the Company paid the following fees to Berry, Dunn, McNeil and Parker, the Company’s independent public accountant:

Audit Fees: The aggregate fees billed for professional services rendered by the principal accountant, Berry, Dunn, McNeil & Parker (BDMP), for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q for the years ended December 31, 2003 and 2002 were $89,052 and $78,088, respectively.

Audit Related Fees: The aggregate fees billed for assurance and related services rendered by BDMP related to the performance of the audit or review of the Company’s financial statements for the years ended December 31, 2003 and 2002 were $25,622 and $39,179, respectively. These services related to audit of the Company’s employee benefit plan and internal control reporting under FDICIA.

Tax Fees: The aggregate fees billed for professional services rendered by BDMP for tax compliance, tax audit assistance, tax advice and tax planning for the years ended December 31, 2003 and 2002 were $35,366 and $22,456, respectively. The nature of the services comprising the fees disclosed under this category are preparation of federal and state tax returns, assistance with IRS audit, review of estimated tax payments and review of compliance with information reporting requirements.

All Other Fees: The aggregate fees billed for services provided by BDMP, other than the services reported in the paragraphs above, for the years ended December 31, 2003 and 2002 were $4,055 and $308, respectively. These services related to a branch sale.

No services were rendered for financial information systems design and implementation or internal audit.

The Company’s Audit Committee has considered the compatibility of the non-audit services furnished by the Company’s auditing firm with the firm’s need to be independent.

Submitted by:	Richard N. Simoneau, CPA, Chairman
Robert J. Campbell
John W. Holmes

Stock Performance Graphs

The following graph illustrates the estimated annual percentage change in the Company’s cumulative total shareholder return on the Common Stock for the period December 31, 1998 through December 31, 2003. For purposes of comparison, the graph illustrates comparable shareholder return of NASDAQ banks as a group as measured by the NASDAQ Banks Stock Index and of companies of similar capitalization value as measured by the Russell 2000 Stock Index. The graph assumes a $100 investment on December 31, 1998 in the Common Stock, the NASDAQ banks as a group, and the Russell 2000 companies as a group, and measures the amount by which the market value of each, assuming reinvestment of dividends, has increased as of December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships

Rendle A. Jones is a partner in the law firm of Harmon, Jones, Sanford & Elliott, LLP, which firm performed legal services for the Company during 2003. The fees paid by the Company to this law firm totaled less than 5% of the law firm’s gross revenues during 2003. Also, Arthur E. Strout is a partner in the law firm of Strout & Payson, P.A., which firm also performed legal services for the Company during 2003. The fees paid by the Company to this law firm totaled less than 5% of the law firm’s gross revenues during 2003.

Except as described above, no nominee for director, other continuing director or executive officer of the Company engaged in any transaction with the Company or any of its subsidiaries during fiscal year 2003, in which the amount involved exceeded or exceeds $60,000, other than the financial transactions described below in the “Indebtedness of Management” section.

Indebtedness of Management

The Company’s nominees for directors, continuing directors and executive officers, members of the immediate family of continuing directors and executive officers, and entities which directors, continuing directors or executive officers control (other than subsidiaries of the Company) have had, and are expected to have in the future, financial transactions with one or more of the Company’s subsidiary banks. As of December 31, 2003, the outstanding loans by the Company’s subsidiary banks to the Company’s nominees for directors, continuing directors and executive officers amounted to an aggregate of approximately $1.9 million. These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

All loans made by the Company and its subsidiaries to directors and executive officers are regulated by the Company’s federal and state regulators. These regulations (known as “Reg. O”) set forth various practices and reporting requirements for loans to directors and officers. In addition, the Sarbanes-Oxley Act of 2002 permits banks and bank holding companies to extend credit to their directors and officers provided that such extension of credit are (a) made or provided in the ordinary course of the consumer credit business of such issuer; (b) of a type that is generally made available by such issuer to the public; and (c) made by such issuer on market terms, or terms that are no more favorable than those offered by the issuer. We believe that all extensions of credit to our directors and officers satisfy the foregoing conditions.

PROPOSAL 2 –RATIFICATION OF SELECTION OF

INDEPENDENT PUBLIC ACCOUNTANTS

Berry, Dunn, McNeil and Parker, has served as the Company’s independent public accountant since the Company’s formation in 1985, and as Camden National Bank’s independent public accountant since 1980. At the recommendation of the Audit Committee, Berry, Dunn, McNeil and Parker has been selected to continue to serve as the Company’s accountant for 2004. The Company has not had any disagreements with Berry, Dunn, McNeil and Parker, on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. At the Annual Meeting, shareholders will be asked to ratify the selection of Berry, Dunn, McNeil and Parker as the Company’s accountant for the fiscal year ending December 31, 2004. Representatives of Berry, Dunn, McNeil and Parker will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

The Board of Directors recommends voting “FOR” the ratification of Berry, Dunn, McNeil and Parker as the Company’s independent accountant.

OTHER MATTERS

Nominations by Shareholders

Nominations for election to the Company’s Board of Directors may be made by any shareholder of the Company. Such nominations must be made in writing and delivered or mailed to the Secretary of the Company no later than the close of business of the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting. In the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice shall set forth all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). In addition, the nominating shareholder shall furnish (a) the total number of shares of Common Stock that will be voted for each proposed nominee; (b) the name and residence address of the nominating shareholder; and (c) the number of shares of Common Stock owned by the nominating shareholder. The Chairperson presiding at the Annual Meeting may disregard any nominations not made in accordance with these provisions, and may instruct the inspector of election to disregard all votes cast for each such nominee. Our by-laws do not obligate us to include information about the candidate in our proxy materials, nor does it require us to permit the stockholder to solicit proxies for the candidate using our proxy materials. The by-law relates only to the procedure by which a stockholder may nominate a candidate for director. To date, no stockholder has proposed a candidate pursuant to our by-laws. If a stockholder should propose a candidate, we anticipate that the Governance Committee would evaluate that candidate on the basis of the criteria noted above. For additional information, please refer to Section 2.1 of our by-laws and to “Shareholder Proposals for Annual Meetings” below.

Recently the SEC adopted rules that may require us to include in our future proxy statements information about a recommended stockholder nominee, but only when the following criteria are met:

-	The proposed nomination is received by a date not later than the 120th day before the date (i.e., the month and day) of our proxy statement released to stockholders in connection with the prior year’s annual meeting.

-	The stockholder or stockholder group making the proposal has beneficially owned more than 5% of our common stock for at least a year.

If those criteria are met, and provided that we have written consent from the proposed candidate and from the stockholder or stockholder group, we would be obliged to identify in our proxy statement the name of the candidate and the stockholder or stockholder group making the nomination, and to disclose our position regarding the nomination.

Shareholder Proposals for Annual Meetings

Shareholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in the Company’s proxy statement and form of proxy for the 2004 Annual Meeting of Shareholders must be received by the Company by December 2, 2004. Such a proposal must also comply with the requirements as to form and substance established by the Commission for such a proposal to be included in the proxy statement and form of proxy.

Stockholder Communications

Our stockholders may communicate directly with the members of the Board of Directors or the individual Chairperson of standing committees of the Board of Directors by writing directly to those individuals c/o Camden National Corporation at the following address: Two Elm Street, Camden, Maine 04843. Our policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics that applies to all of our employees, officers and directors. The Code covers compliance with law; fair and honest dealings with the Company, with competitors and with others; fair and honest disclosure to the public; and procedures for compliance with the Code. You can review our Code of Ethics on our websites located at www.camdennational.com and www.unitedkingfield.com.

Financial Statements

The Annual Report to the commission on Form 10-K, including consolidated financial statements of the Company and its subsidiaries prepared in conformity with the United States generally accepted accounting principles, is being distributed to all Company shareholders of record and is enclosed herewith.

Other Business Matters

As of the date of this Proxy Statement, the Company’s Board of Directors know of no matters that will be presented for consideration at the Annual Meeting other than as described in this Proxy Statement. If any other business, matter or proposal shall properly come before the Annual Meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals names as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the Company’s Board of Directors.

By Order of the Board of Directors

Arthur E. Strout

Secretary

April 1, 2004

Exhibit A

Audit Committee Charter

CAMDEN NATIONAL CORPORATION

I.	General Statement of Purpose

The purposes of the Audit Committee of the Board of Directors (the “Audit Committee”) of Camden National Corporation (the “Company”) are to:

•	assist the Board of Directors (the “Board”) in its oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company’s independent auditors, and (4) the performance of the Company’s internal audit function; and

•	prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

II.	Composition

The Audit Committee shall consist of at least three (3) members of the Board, each of whom shall satisfy the independence requirements established by the American Stock Exchange Company Guide for listing on the exchange. Each member of the Audit Committee shall be financially literate (or shall become financially literate within a reasonable period of time after his or her appointment to the Audit Committee), as such qualification is interpreted by the Board in its business judgment. One or more members of the Audit Committee must either be “financially sophisticated” (determined in accordance with the guidelines published by the American Stock Exchange) or an “audit committee financial expert” (as such term is defined under the rules promulgated by the SEC).

The members of the Audit Committee shall be appointed annually by the Board and may be replaced or removed by the Board with or without cause. Resignation or removal of a Director from the Board, for whatever reason, shall automatically and without any further action constitute resignation or removal, as applicable, from the Audit Committee. Any vacancy on the Audit Committee, occurring for whatever reason, may be filled only by the Board. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

No member of the Audit Committee may simultaneously serve on the audit committee of more than three (3) issuers having securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on the Audit Committee.

III.	Compensation

A member of the Audit Committee may not, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee established by the Board, receive directly or indirectly any consulting, advisory or other compensatory fee from the Company. A member of the Audit Committee may receive additional directors’ fees to compensate such member for the significant time and effort expended by such member to fulfill his or her duties as an Audit Committee member.

IV.	Meetings

The Audit Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. A majority of the members of the Audit Committee shall constitute a quorum for purposes of holding a meeting and the Audit Committee may act by a vote of a majority of the members present at such meeting. The Chairman of the Audit Committee, in consultation with the other committee members, may determine the frequency and length of the committee meetings and may set meeting agendas consistent with this Charter.

Periodically, the Audit Committee shall also meet separately with management, with internal auditors (or other personnel responsible for the internal audit function) and with the independent auditors.

V.	Responsibilities and Authority

A. Review of Charter

•	The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend to the Board any amendments or modifications to the Charter that the Audit Committee deems appropriate.

B. Annual Performance Evaluation of the Audit Committee

•	At least annually, the Audit Committee shall evaluate its own performance and report the results of such evaluation to the Board.

C. Matters Relating to Selection, Performance and Independence of Independent Auditor

•	The Audit Committee shall be directly responsible for the appointment, retention and termination of the Company’s independent auditor, and determining compensation for the independent auditor, engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Audit Committee may consult with management in fulfilling these duties, but may not delegate these responsibilities to management.

•	The Audit Committee shall be directly responsible for oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

•	The Audit Committee shall instruct the independent auditor that the independent auditor shall report directly to the Audit Committee.

•	The Audit Committee shall pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to the Company by the independent auditor; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

•	The Audit Committee may review and approve the scope and staffing of the independent auditors’ annual audit plan(s).

•	The Audit Committee shall request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, as modified or supplemented, require that the independent auditor submit to the Audit Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company, discuss with the independent auditor any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and based on such disclosures, statement and discussion take or recommend that the Board take appropriate action in response to the independent auditor’s report to satisfy itself of the independent auditor’s independence.

•	The Audit Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board. As part of such evaluation, at least annually, the Audit Committee shall:

•	obtain and review a report or reports from the independent auditor describing (1) the auditor’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review or peer review of the auditors or by any inquiry or investigation by government or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the auditors, and any steps taken to address any such issues, and (3) to assess the auditor’s independence, all relationships between the independent auditor and the Company;

•	review and evaluate the performance of the independent auditor and the lead partner (and the Audit Committee may review and evaluate the performance of other members of the independent auditor’s audit staff); and

•	assure the regular rotation of the audit partners (including, without limitation, the lead and concurring partners) as required under the Exchange Act and Regulation S-X.

In this regard, the Audit Committee shall also (1) seek the opinion of management and the internal auditors of the independent auditors’ performance and (2) consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm.

•	The Audit Committee shall set clear policies with respect to the potential hiring of current or former employees of the independent auditor.

D. Audited Financial Statements and Annual Audit

•	The Audit Committee shall review the overall audit plan (both internal and external) with the independent auditor and the members of management who are responsible for preparing the Company’s financial statements, including the Company’s Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the “Senior Accounting Executive”).

•	The Audit Committee shall review and discuss with management (including the Company’s Senior Accounting Executive) and with the independent auditor the Company’s annual audited financial statements, including (a) all critical accounting policies and practices used or to be used by the Company, (b) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” prior to the filing of the Company’s Annual Report on Form 10-K, and (c) any significant financial reporting issues that have arisen in connection with the preparation of such audited financial statements.

•	The Audit Committee must review:

(i)	any analyses prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements. The Audit Committee may consider the ramifications of the use of such alternative disclosures and treatments on the financial statements, and the treatment preferred by the independent auditor. The Audit Committee may also consider other material written communications between the registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;

(ii)	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iii)	major issues regarding accounting principles and procedures and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

(iv)	the effect of regulatory and accounting initiatives, as well as off-balance sheet transactions and structures, on the financial statements of the Company.

•	The Audit Committee shall review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and request assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

•	The Audit Committee shall review and discuss with the independent auditor any audit problems or difficulties and management’s response thereto. This review shall include (1) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information, (2) any significant disagreements with management and (3) a discussion of the responsibilities, budget and staffing of the Company’s internal audit function. This review may also include:

(i)	any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);

(ii)	any communications between the audit team and the audit firm’s national office, if applicable, regarding auditing or accounting issues presented by the engagement; and

(iii)	any management or internal control letter issued, or proposed to be issued, by the auditors.

•	The Audit Committee shall discuss with the independent auditors those matters brought to the attention of the Audit Committee by the auditors pursuant to Statement on Auditing Standards No. 61 (“SAS 61”).

•	The Audit Committee shall also review and discuss with the independent auditors the report required to be delivered by such auditors pursuant to Section 10A(k) of the Exchange Act.

•	If brought to the attention of the Audit Committee, the Audit Committee shall discuss with the CEO and CFO of the Company (1) all significant deficiencies and material weaknesses in the design or operation of internal controls and procedures for financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act, within the time periods specified in the SEC’s rules and forms, and (2) any fraud involving management or other employees who have a significant role in the Company’s internal controls and procedures for financial reporting.

•	Based on the Audit Committee’s review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor concerning the independent auditor’s independence, the Audit Committee shall make a recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the last fiscal year.

•	The Audit Committee shall prepare the Audit Committee report required by Item 306 of Regulation S-K of the Exchange Act (or any successor provision) to be included in the Company’s annual proxy statement.

E. Internal Auditors

•	At least annually, the Audit Committee shall evaluate the performance, responsibilities, budget and staffing of the Company’s internal audit function and review the internal audit plan. Such evaluation may include a review of the responsibilities, budget and staffing of the Company’s internal audit function with the independent auditors.

•	In connection with the Audit Committee’s evaluation of the Company’s internal audit function, the Audit Committee may evaluate the performance of the senior officer or officers responsible for the internal audit function.

F. Unaudited Quarterly Financial Statements

•	The Audit Committee shall discuss with management and the independent auditor, prior to the filing of the Company’s Quarterly Reports on Form 10-Q, (1) the Company’s quarterly financial statements and the Company’s related disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (2) such issues as may be brought to the Audit Committee’s attention by the independent auditor pursuant to Statement on Auditing Standards No. 71, and (3) any significant financial reporting issues that have arisen in connection with the preparation of such financial statements.

G. Earnings Press Releases

•	The Audit Committee shall discuss the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, including, in general, the types of information to be disclosed and the types of presentation to be made (paying particular attention to the use of “pro forma” or “adjusted” non-GAAP information).

H. Risk Assessment and Management

•	The Audit Committee shall discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.

•	In connection with the Audit Committee’s discussion of the Company’s risk assessment and management guidelines, the Audit Committee may discuss or consider the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.

I. Procedures for Addressing Complaints and Concerns

•	The Audit Committee shall establish procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Audit Committee may review and reassess the adequacy of these procedures periodically and adopt any changes to such procedures that the Audit Committee deems necessary or appropriate.

J. Regular Reports to the Board

•	The Audit Committee shall regularly report to and review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to review for the benefit of the Board.

K. Legal and Regulatory Compliance

•	The Audit Committee shall discuss with management and the independent auditor and review with the Board the legal and regulatory requirements applicable to the Company and its subsidiaries and the Company’s compliance with such requirements. After these discussions, the Audit Committee may, if it determines it to be appropriate, make recommendations to the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

•	The Audit Committee shall discuss with management legal matters (including pending or threatened litigation) that may have a material effect on the Company’s financial statements or its compliance policies and procedures.

VI.	Additional Authority

The Audit Committee is authorized, on behalf of the Board, to do any of the following:

A. Engagement of Advisors

•	The Audit Committee may engage independent counsel and such other advisors it deems necessary to carry out its responsibilities and powers, and, if such counsel or other advisors are engaged, shall determine the compensation or fees payable to such counsel or other advisors.

B. General

•	The Audit Committee may form and delegate authority to subcommittees consisting of one or more of its members as the Audit Committee deems appropriate to carry out its responsibilities and exercise its powers.

•	The Audit Committee may perform such other oversight functions outside of its stated purpose as may be requested by the Board from time to time.

•	In performing its oversight function, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management, the independent auditor and such experts, advisors and professionals as may be consulted with by the Audit Committee.

•	The Audit Committee is authorized to request that any officer or employee of the Company, the Company’s outside legal counsel, the Company’s independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company’s financial statements or determining whether the Company’s financial statements are complete, accurate and in accordance with GAAP. Such responsibilities are the duty of management and, to the extent of the independent auditor’s audit responsibilities, the independent auditor. In addition, it is not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations or the Company’s Code of Ethics.

ANNUAL MEETING OF SHAREHOLDERS OF

CAMDEN NATIONAL CORPORATION

May 4, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

êPlease detach along perforated line and mail in the envelope provided.ê

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR AGAINST ABSTAIN ☐ ☐ ☐
1.	To elect two directors. The Board of Directors has nominated the persons listed below to serve as directors until 2007.		2.	To ratify the selection of Berry, Dunn, McNeil & Parker as the Company’s independent public accountants for 2004.

		NOMINEES:
☐	FOR ALL NOMINEES	O Theodore C. Johanson O Richard N. Simoneau, CPA	3.	The proxies are authorized to vote in their discretion upon such other business and matters or proposals as may properly come before the Meeting.

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		(Please complete, date, sign and mail in the enclosed envelope)

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐		Check here if you plan to attend the meeting.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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CAMDEN NATIONAL CORPORATION

PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Thomas C. Jackson and Jeffrey J. Weymouth, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Shareholders of Camden National Corporation to be held at the Camden National Service Center, Fox Ridge Office Park, Route One, Rockport, Maine 04856 on May 4, 2004 at 3:00 p.m. local time, or at any adjournment or postponement thereof, with all power which the undersigned would possess if personally present, and to vote all shares of the Company’s common stock which the undersigned may be entitled to vote at said meeting upon the following proposal described in the accompanying Notice of Annual Meeting and Proxy Statement, dated April 1, 2004, in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Meeting. All previously dated proxies are hereby revoked. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSALS SET FORTH ON THE REVERSE SIDE.

(Continued and to be signed on the reverse side)	SEE REVERSE SIDE

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